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                                                                      EXHIBIT 99

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE
October 25, 1994


                                     CONTACT:  John O. Barwick, III
                                               Vice President - Finance
                                               (706) 576-3400

                                               Janice J. Kuntz A. Brown-Olmstead
                                               Associates (404) 659-0919


               CARMIKE CINEMAS, INC. FILES REGISTRATION STATEMENT
                  FOR PUBLIC OFFERING OF CLASS A COMMON STOCK

COLUMBUS -- Carmike Cinemas, Inc. (NYSE: CKE) today announced that it has filed a Registration Statement with the Securities and Exchange Commission covering the issuance and sale of up to 2,875,000 shares of Class A Common Stock.

Proceeds from the offering will be used to fund Carmike's theatre acquisition and construction program as well as for general corporate purposes, and, pending such application, to repay existing revolving credit indebtedness.

The Underwriters for the offering are Merrill Lynch & Co. and The
Robinson-Humphrey Company, Inc.

Carmike Cinemas, Inc. is the second largest motion picture exhibitor in the United States in terms of number of theatres and screens operated. The Company operates 444 theatres with an aggregate of 1,906 screens located in 31 states.

A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the Registration Statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.